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                                                                    Exhibit 99.1



                   AEROPOSTALE REPORTS FEBRUARY SALES RESULTS

New York, New York - March 2, 2005 - Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual and active apparel for young women and men, today announced that total net sales for the four-week period ended February 26, 2005 increased 37.8% to $59.4 million, compared to $43.1 million for the four-week period ended February 28, 2004. The company's comparable store sales increased 13.4% for the month, versus a comparable store sales increase of 26.4% in the year ago period.

Julian R. Geiger, Chairman and Chief Executive Officer said, "Our February performance underscores our ability to grow our business against difficult comparisons. We are very pleased with our customer's enthusiastic reaction to our spring merchandise assortment as well as with the momentum of our brand in all of our markets."

In connection with the recent clarification by the Securities and Exchange Commission of existing accounting literature related to lease accounting, the company is currently in the process of reviewing its lease accounting policies. Based upon a preliminary review, the company anticipates it will be correcting its accounting treatment of the timing of rent expense for its store leases during the pre-opening construction period. The company does not believe this change will be material to the company's results of operations or cash flows for any individual prior or future year, and the company anticipates it will be recording a one time, non-cash rent charge in the fourth quarter of fiscal 2004. The company is currently working with its independent accounting firm to quantify the impact of the change and expects to complete its review of this matter within the next ten days. The impact of any accounting correction is subject to the company's independent accounting firm's completion of its audit of the company's fiscal 2004 results and review by the company's Audit Committee.

To hear the Aeropostale prerecorded February sales message, please dial (877) 519-4471 or (973) 341-3080, followed by the conference identification number #5637324.

About Aeropostale, Inc.
Aeropostale, Inc. is a fast growing, mall-based, specialty retailer of casual apparel and accessories, principally targeting 11 to 18 year-old young women and men. The company provides customers with a focused selection of high-quality, active-oriented, fashion basic merchandise at compelling values. Aeropostale maintains control over its proprietary brands by designing, marketing and selling all of its own merchandise. Aeropostale products are currently purchased only in its stores or at organized sales events at college campuses. Starting this summer, Aeropostale will also be selling its products on-line through its website (www.aeropostale.com).

The first Aeropostale store was opened in 1987. The company currently operates 561 stores in 43 states.


SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, AMONG OTHERS, CHANGES



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IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR
PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND CURRENT REPORTS ON FORM 8-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.